Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-164346), of RAM Energy Resources, Inc. of our report dated March 11, 2009 (except for the effect of the restatement discussed in Note A, as to which the date is December 4, 2009) relating to the consolidated financial statements of RAM Energy Resources, Inc. as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, and to our report dated March 11, 2009 (except for the effect of the material weakness described in Management’s Report on Internal Control Over Financial Reporting (Restated), as to which the date is December 4, 2009) on the effectiveness of RAM Energy Resources, Inc.’s internal control over financial reporting as of December 31, 2008, which appear in the Annual Report on Form 10-K/A for the year ended December 31, 2008.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ UHY LLP

Houston, Texas

February 10, 2010